www.aviatnetworks.com

Aviat Networks Announces Fiscal 2023 Third Quarter and Nine Month Financial Results; Increases Lower-End of Full Year Revenue Guidance

Total Revenue of $83.5 million; Up 12.0% Year-Over-Year
Adjusted EBITDA of $10.8 million; Up 14.7% compared to Prior Year

AUSTIN, Texas, May 3, 2023 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2023 third quarter ended March 31, 2023.

Third Quarter Highlights
•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA
•Aviat maintained private network leadership with first private LTE win in North America and expanding international and enterprise opportunities
•Company received initial Rural Digital Opportunity Fund related project orders from four recipients
•Recent product releases, including third-party radio support for Frequency Assurance Software, continue Aviat’s innovation for customers
Third Quarter Financial Highlights
•Total Revenues: $83.5 million, +12.0% from same quarter last year
•GAAP Results: Gross Margin 35.7%; Operating Expenses $22.3 million; Operating Income $7.5 million; Net Income before tax $7.1 million; Net income $4.9 million; Net income per share $0.41
•Non-GAAP Results: Adjusted EBITDA $10.8 million; Gross Margin 35.9%; Operating Expenses $20.7 million; Operating Income $9.3 million; Net Income $8.9 million; Net Income per share $0.75
•Net Cash and Marketable Securities: $22.5 million; loan of $6.2 million outstanding at quarter-end
“Our execution this quarter resulted in year-over-year 12.0% revenue growth and 14.7% adjusted EBITDA growth, two key long-term focus areas for the business.” said Peter Smith, President and Chief Executive Officer of Aviat. “We continue to see a strong demand environment for Aviat’s leading products and services, and we remain well positioned to benefit from the growth drivers of 5G, rural broadband, and private networks.”
Fiscal 2023 Third Quarter and Nine Months Ended March 31, 2023
Revenues
The Company reported total revenues of $83.5 million for its fiscal 2023 third quarter, compared to $74.5 million in the comparable fiscal 2022 period, an increase of $9.0 million or 12.0%. North America revenue of $46.1 million decreased by $(3.0) million or (6.1)%, compared to $49.0 million in the comparable fiscal 2022 period. International revenue was $37.4 million compared to $25.5 million in the comparable fiscal 2022 period, an increase of $11.9 million or 46.9%.

For the nine months ended March 31, 2023, revenue grew by 13.2% to $255.4 million, as compared to $225.5 million in the comparable fiscal 2022 period. North America revenue of $147.0 million decreased by $(4.1) million or (2.7)%, as compared to $151.0 million in the comparable fiscal 2022 period. International revenue of $108.5 million for the fiscal 2023 nine-month period increased by $33.9 million or 45.5%, as compared to $74.5 million in the comparable fiscal 2022 period.

Gross Margins
In the fiscal 2023 third quarter, the Company reported GAAP gross margin of 35.7% and non-GAAP gross margin of 35.9%. This compares to GAAP gross margin of 37.0% and non-GAAP gross margin of 37.1% in the comparable fiscal 2022 period, a decrease of (130) and (120) basis points respectively. Gross margins were impacted by the regional mix of revenue growth toward lower margin international markets.

For the nine months ended March 31, 2023, the Company reported GAAP gross margin of 35.8% and non-GAAP gross margin of 36.0%. This compares to GAAP gross margin of 36.3% and non-GAAP gross margin of 36.4% in the comparable fiscal 2022 period, a decrease of (50) and (40) basis points, respectively.

Operating Expenses
GAAP total operating expenses for the fiscal 2023 third quarter were $22.3 million, compared to $20.1 million in the comparable fiscal 2022 period, an increase of $2.3 million or 11.4%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2023 third quarter were $20.7 million, as compared to $19.2 million in the comparable fiscal 2022 period, an increase of $1.4 million or 7.5%. The increased spending resulted from the addition of Redline Communications.

The Company reported GAAP total operating expenses for the fiscal 2023 nine-month period of $71.4 million, compared to $58.3 million in the comparable fiscal 2022 period, an increase of $13.2 million or 22.6%. On a non-GAAP basis, excluding the impact of restructuring charges, share-based compensation and merger and acquisition expenses, total operating expenses for the fiscal 2023 nine-month period were $62.1 million, as compared to $56.3 million in the fiscal 2022 period, an increase of $5.8 million or 10.3%.

Operating Income
The Company reported GAAP operating income of $7.5 million for the fiscal 2023 third quarter, compared to $7.5 million in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported operating income of $9.3 million for the fiscal 2023 third quarter, compared to $8.4 million in the comparable fiscal 2022 period.

For the fiscal 2023 nine-month period, the Company reported $20.1 million in GAAP operating income, as compared to $23.5 million in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported operating income of $29.9 million, compared to $25.8 million in the comparable fiscal 2022 period.
Income Taxes
The Company reported GAAP income tax expense of $2.2 million in the fiscal 2023 third quarter, compared to $1.3 million in the comparable fiscal 2022 period.

For the fiscal 2023 nine-month period, the Company reported GAAP income tax expense of $9.1 million, compared to $6.5 million in the comparable fiscal 2022 period, or an increase of $2.7 million.

Net Income / Net Income Per Share
The Company reported GAAP net income of $4.9 million in the fiscal 2023 third quarter or GAAP net income per fully diluted share of $0.41. This compared to GAAP net income of $6.0 million or $0.51 per fully diluted share in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported net income of $8.9 million or non-GAAP net income per fully diluted share of $0.75 in the fiscal 2023 third quarter, compared to a non-GAAP net income of $7.9 million or $0.67 per share in the comparable fiscal 2022 period.

The Company reported GAAP net income of $8.2 million for the fiscal 2023 nine-month period, or GAAP net income per fully diluted share of $0.69. This compared to GAAP net income of $16.6 million or $1.40 per share in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported net income of $28.8 million or net income per share of $2.43 for the fiscal 2023, nine-month period as compared to non-GAAP net income of $24.5 million or $2.06 per share in the comparable fiscal 2022 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2023 third quarter was $10.8 million, compared to $9.5 million in the comparable fiscal 2022 period.

For the fiscal 2023 nine-month period, the Company reported Adjusted EBITDA of $34.4 million, as compared to $29.2 million in the comparable fiscal 2022 period a year-over-year increase of $5.3 million, or 18.0%.

Balance Sheet Highlights
The Company reported cash and marketable securities of $22.5 million as of March 31, 2023, compared to $21.4 million as of December 30, 2022. As of March 31, 2023, the Company had a loan of $6.2 million outstanding.
Fiscal 2023 Full Year Outlook
The Company raises the lower-end of fiscal 2023 full year revenue guidance and reaffirms its fiscal 2023 full year earnings guidance as follows:
•Full year Revenue between $341 and $347 million
•Full year Adjusted EBITDA between $45.0 and $47.5 million1

Conference Call Details
Aviat Networks, Inc. will host a conference call at 5:00 p.m. Eastern Time (ET) today, May 3, 2023, to discuss its financial and operational results for the fiscal 2023 third quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat’s Investor Relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2023, process improvements, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, Adjusted EBITDA, operating income of earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationship; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see "Risk Factors" in Aviat's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

1.We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2023 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Revenues:
Revenue from product sales	$54,811	$52,047	$175,473	$156,361
Revenue from services	28,669	22,469	79,941	69,177
Total revenues	83,480	74,516	255,414	225,538
Cost of revenues:
Cost of product sales	35,745	31,850	111,567	97,789
Cost of services	17,902	15,130	52,340	45,976
Total cost of revenues	53,647	46,980	163,907	143,765
Gross margin	29,833	27,536	91,507	81,773
Operating expenses:
Research and development expenses	6,518	5,259	18,652	17,338
Selling and administrative expenses	15,842	14,867	49,913	41,304
Restructuring (recovery) charges	(23)	(72)	2,855	(373)
Total operating expenses	22,337	20,054	71,420	58,269
Operating income	7,496	7,482	20,087	23,504
Other (income)/expense, net	428	175	2,750	387
Income before income taxes	7,068	7,307	17,337	23,117
Provision for income taxes	2,179	1,278	9,148	6,490
Net income	$4,889	$6,029	$8,189	$16,627

Net income per share of common stock outstanding:
Basic	$0.43	$0.54	$0.72	$1.49
Diluted	$0.41	$0.51	$0.69	$1.40
Weighted-average shares outstanding:
Basic	11,413	11,173	11,319	11,172
Diluted	11,884	11,761	11,829	11,848

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2023 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	March 31, 2023	July 1, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$22,456	$36,877
Marketable securities	—	10,893
Accounts receivable, net	88,458	73,168
Unbilled receivables	63,344	45,857
Inventories	39,083	25,394
Customer service inventories	1,857	1,775
Other current assets	21,306	12,437
Total current assets	236,504	206,401
Property, plant and equipment, net	10,570	8,887
Goodwill	4,950	—
Intangible assets, net	6,918	—
Deferred income taxes	88,750	95,412
Right of use assets	2,669	2,759
Other assets	14,301	10,445
Total long-term assets	128,158	117,503
TOTAL ASSETS	$364,662	$323,904
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$6,200	$—
Accounts payable	61,670	42,394
Accrued expenses	23,397	26,451
Short-term lease liabilities	721	513
Advance payments and unearned revenue	40,348	33,740
Restructuring liabilities	884	1,381
Total current liabilities	133,220	104,479
Unearned revenue	7,628	8,920
Long-term lease liabilities	2,255	2,412
Other long-term liabilities	279	273
Reserve for uncertain tax positions	5,363	5,504
Deferred income taxes	563	563
Total liabilities	149,308	122,151
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	114	112
Treasury stock	(6,147)	(6,147)
Additional paid-in-capital	828,411	823,259
Accumulated deficit	(591,253)	(599,442)
Accumulated other comprehensive loss	(15,771)	(16,029)
Total equity	215,354	201,753
TOTAL LIABILITIES AND EQUITY	$364,662	$323,904

AVIAT NETWORKS, INC.
Fiscal Year 2023 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2023 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31, 2023	% of Revenue	April 1, 2022	% of Revenue	March 31, 2023	% of Revenue	April 1, 2022	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$29,833	35.7%	$27,536	37.0%	$91,507	35.8%	$81,773	36.3%
Share-based compensation	125		101		463		271
Merger and acquisition related expenses	6		—		6		—
Non-GAAP gross margin	29,964	35.9%	27,637	37.1%	91,976	36.0%	82,044	36.4%

GAAP research and development expenses	$6,518	7.8%	$5,259	7.1%	$18,652	7.3%	$17,338	7.7%
Share-based compensation	(113)		(5)		(385)		(103)
Non-GAAP research and development expenses	6,405	7.7%	5,254	7.1%	18,267	7.2%	17,235	7.6%

GAAP selling and administrative expenses	$15,842	19.0%	$14,867	20.0%	$49,913	19.5%	$41,304	18.3%
Share-based compensation	(1,400)		(734)		(4,287)		(2,090)
Merger and acquisition related expense	(179)		(156)		(1,799)		(156)
Non-GAAP selling and administrative expenses	14,263	17.1%	13,977	18.8%	43,827	17.2%	39,058	17.3%

GAAP operating income	$7,496	9.0%	$7,482	10.0%	$20,087	7.9%	$23,504	10.4%
Share-based compensation	1,638		840		5,135		2,464
Merger and acquisition related expense	185		156		1,805		156
Restructuring (recovery) charges	(23)		(72)		2,855		(373)
Non-GAAP operating income	9,296	11.1%	8,406	11.3%	29,882	11.7%	25,751	11.4%

GAAP income tax provision	$2,179	2.6%	$1,278	1.7%	$9,148	3.6%	$6,490	2.9%
Adjustment to reflect pro forma tax rate	(1,879)		(978)		(8,248)		(5,590)
Non-GAAP income tax provision	300	0.4%	300	0.4%	900	0.4%	900	0.4%

GAAP net income	$4,889	5.9%	$6,029	8.1%	$8,189	3.2%	$16,627	7.4%
Share-based compensation	1,638		840		5,135		2,464
Merger and acquisition related expense	185		156		1,805		156
Restructuring (recovery) charges	(23)		(72)		2,855		(373)
Other (income)/expense	306		—		2,540		—
Adjustment to reflect pro forma tax rate	1,879		978		8,248		5,590
Non-GAAP net income	$8,874	10.6%	$7,931	10.6%	$28,772	11.3%	$24,464	10.8%

Net income per share:
GAAP	$0.41		$0.51		$0.69		$1.40
Non-GAAP	$0.75		$0.67		$2.43		$2.06

Shares used in computing net income per share
GAAP	11,884		11,761		11,829		11,848
Non-GAAP	11,884		11,761		11,829		11,848

Adjusted EBITDA:
GAAP net income	$4,889	5.9%	$6,029	8.1%	$8,189	3.2%	$16,627	7.4%
Depreciation and amortization of intangible assets, property, plant and equipment	1,552		1,051		4,565		3,444
Other (income)/expense, net	428		175		2,750		387
Share-based compensation	1,638		840		5,135		2,464
Merger and acquisition related expense	185		156		1,805		156
Restructuring (recovery) charges	(23)		(72)		2,855		(373)
Provision for income taxes	2,179		1,278		9,148		6,490
Adjusted EBITDA	$10,848	13.0%	$9,457	12.7%	$34,447	13.5%	$29,195	12.9%

_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2023 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
	(In thousands)
North America	$46,064	$49,042	$146,961	$151,025
International:
Africa and the Middle East	19,235	13,123	44,354	37,360
Europe	3,871	2,898	13,705	8,509
Latin America and Asia Pacific	14,310	9,453	50,394	28,644
	37,416	25,474	108,453	74,513
Total revenue	$83,480	$74,516	$255,414	$225,538